EXHIBIT 1
                                    ---------

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             LITTLEFIELD CORPORATION
                                      INTO
                          AMERICAN BINGO & GAMING CORP.

     Pursuant  to  the  provisions  of  Section  253  of  the  Delaware  General
Corporation Law, the undersigned, American Bingo & Gaming Corp., a Delaware corporation (the "PARENT CORPORATION"), and Littlefield Corporation, a Delaware corporation (the "SUBSIDIARY CORPORATION"), hereby certify as follows:

     FIRST: The name of the Parent Corporation is American Bingo & Gaming Corp., a Delaware corporation, and the name of the Subsidiary Corporation merging into the Parent Corporation is Littlefield Corporation, a Delaware corporation.

     SECOND: The number of shares of capital stock of the Subsidiary Corporation outstanding are 1,000 shares of common stock, par value $0.01 per share, all of which are owned by the Parent Corporation.

     THIRD: A copy of the resolution of the Board of Directors of the Parent Corporation to merge the Subsidiary Corporation into the Parent Corporation and change the name of the Parent Corporation to Littlefield Corporation was adopted on May 31, 2000, is attached hereto as Exhibit A.
                                               ----------

     FOURTH: Effective upon the filing of this Certificate of Ownership and Merger, the name of the Parent Corporation shall be changed to Littlefield Corporation.

     FIFTH:  The  effective  date  of  this  merger  shall  be  June  1,  2000.

     EXECUTED  on  the  31st  day  of  May,  2000.

                                           AMERICAN  BINGO  &  GAMING  CORP.


                                           By:
                                              ------------------------------
                                                 Jeffrey  L.  Minch


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                                    EXHIBIT A
                                    ---------

                               RESOLUTIONS OF THE
                               BOARD OF DIRECTORS
                                       OF
                          AMERICAN BINGO & GAMING CORP.

     RESOLVED, that the Corporation merge its wholly owned subsidiary, Littlefield Corporation, a Delaware corporation (the "SUBSIDIARY"), with and into the Corporation-, that the separate existence of the Subsidiary cease, and effective with said merger, the name of the Corporation be changed to Littlefield Corporation;

     RESOLVED FURTHER, that the effective date of the merger shall be June 1, 2000.

     RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered, and directed to execute and acknowledge in the name and on behalf of the Corpora-tion a Certificate of Ownership and Merger in accordance with Section 253 of the Delaware General Corporation Law, and to cause such executed Certificate of Ownership and Merger to be filed in the office of the Secretary of State of the State of Delaware.


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